UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2015

SUNESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Oyster Point Boulevard, Suite 400 South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 21, 2015, Sunesis Pharmaceuticals, Inc. (the “Company”) completed the sale of (i) 10,996,191 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) that included the exercise of the underwriter’s over-allotment option of 1,434,286 shares (the “Over-Allotment Shares”), at a price of $0.84 per share, pursuant to a certain underwriting agreement with Cowen and Company, LLC dated as of December 16, 2015 (the “Common Stock Offering”), and (ii) 20,200 shares of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Stock”) at a price of $840.00 per share (the “Series B Offering”), for the total gross proceeds to the Company of approximately $26.2 million.

Each of the Common Stock Offering and the Series B Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-195779), including the prospectus dated June 10, 2014 contained therein, as the same has been supplemented.

A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the Over-Allotment Shares is attached as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

99.1	Press Release dated December 21, 2015, “Sunesis Announces Closing of $26.2 Million Offering of Securities”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNESIS PHARMACEUTICALS, INC.

Dated: December 21, 2015

	By:	/s/ Eric H. Bjerkholt
Eric H. Bjerkholt
Executive Vice President, Corporate Development and Finance, Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

99.1	Press Release dated December 21, 2015, “Sunesis Announces Closing of $26.2 Million Offering of Securities”